                                                              EXHIBIT 10.19


                           LLC UNIT OPTION AGREEMENT

               THIS LLC UNIT OPTION AGREEMENT (this "Agreement"), made and entered into as of this 3rd day of September, 1999, by and between Martha Stewart Living Omnimedia LLC, a Delaware limited liability company (the "Company"), and Helen Murphy (the "Executive").

               WHEREAS, the Company has agreed pursuant to the Employment Letter to award the Executive an option to acquire Class A LLC Units of the Company (the "Class A LLC Units") on the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1. Grant of Option. Pursuant to, and subject to, the terms and conditions set forth herein, the Company hereby grants to the Executive an option to acquire 85,715 Class A LLC Units (the "Option"), which number is based on the implied current outstanding capitalization of the Company of a total of 10,526,316 units of all classes.

               2. Grant Date. The Grant Date of the Option granted hereby is September 3, 1999.

               3. Identification of Option. The Option granted hereby is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               4. Exercise Price. The exercise price per Class A LLC Unit subject to the Option granted hereby is $47.50.

               5. Vesting. Subject to the Executive's continued employment with the Company, such Option shall become vested in four equal annual installments, beginning on the last day before the first anniversary of the Start Date; provided, however, that upon a Termination of Employment by the Company without Cause or upon the occurrence of a Change in Control of the Company, in either case prior to the last day before the fourth anniversary of the Start Date, any portion of the Option that is not then vested shall become fully vested and exercisable.

               6. Term. (a) Option Term. The Option shall expire on the earliest of the dates set forth in clauses (b) through (d) below, as applicable, or if earlier, the tenth anniversary of the Grant Date.

              (b) Termination by Death. If the Executive incurs a Termination of Employment by reason of death, the Option may thereafter be exercised, to the extent then vested and exercisable, for a period of one year from the date of such death or, if earlier, until the tenth anniversary of the Grant Date.



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              (c)   Termination by Reason of Disability or Retirement. If the
Executive incurs a Termination of Employment by reason of Disability or Retirement, the Option may thereafter be exercised by the Executive, to the extent it was vested and exercisable at the time of termination, for a period of one year from the date of such Termination of Employment or, if earlier, until the tenth anniversary of the Grant Date; provided, however, that if the Executive dies within such period, any unexercised portion of the Option shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was vested and exercisable at the time of death for a period of one year from the date of such death or, if earlier, until the tenth anniversary of the Grant Date.

              (d) Other Termination. (A) If the Executive incurs a Termination of Employment for Cause, the Option shall thereupon terminate and cease to be exercisable; and (B) if the Executive incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, the Option, to the extent it was then vested and exercisable at the time of termination may be exercised during the three-month period following the date of such Termination of Employment or, if earlier, until the tenth anniversary of the Grant Date; provided, however, that if the Executive dies within such three-month period, any unexercised portion of the Option shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was vested and exercisable at the time of death for a period of one year from the date of such death or, if earlier, until the tenth anniversary of the Grant Date.

              (e) Notwithstanding any other provision of this Section 6 to the contrary, in the event the Executive incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any portion of the Option may thereafter be exercised by the Executive, to the extent it was vested and exercisable at the time of termination, including on such accelerated basis as provided in Sections 5 and 7(a), for one year from such date of termination or, if earlier, until the tenth anniversary of the Grant Date.

              7. Exercise; Method of Exercise. (a) The vested portion of the Option shall become exercisable at the earliest of an IPO, a Change in Control or a Termination of Employment without Cause, subject in each case to the provisions of this Section 7. Subject to the provisions of this Section 7, the Option may be exercised, in whole or in part, at any time after the Option has become vested and exercisable and during the option term by giving written notice of exercise to the Company specifying the number of Class A LLC Units or shares of Common Stock, as the case may be, subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept.

              (b)   Method of Exercise After an IPO.

              (i) After an IPO, if approved by the Committee, payment in full or in part may also be made in the form of unrestricted shares (by delivery of such share(s) or by attestation) already owned by the Executive of the same class as the common stock for which the Option becomes exercisable in connection with the conversion of the



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        Company into a corporation (the "Common Stock") subject to the Option
        (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided that such already owned Common Stock have been held by the Executive for at least six months at the time of exercise or had been purchased on the open market.

              (ii) In addition, after an IPO, payment in full or in part may also be made by either or both of the following methods, as selected by the Committee:

                             (A) by instructing the Committee to withhold a number of shares of such Common Stock having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option; or

                             (B) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

              (c) No Class A LLC Units or Common Stock shall be issued prior to the time that full payment therefor has been made; provided that the issuance of Class A LLC Units or Common Stock shall be subject to Section 10 hereof. The Executive shall have all of the rights of a shareholder of the Company holding Class A LLC Units or the Common Stock that is subject to the Option (including, if applicable, the right to receive dividends and, after an IPO, to vote the Common Stock), when the Executive has given written notice of exercise and has paid in full for such Class A LLC Units or Common Stock; provided, that, prior to an IPO, the Executive's rights shall be limited as set forth in Sections 10, 11 and 12 hereof.

              8. Change in Capitalization. In the event of any change in corporate capitalization, such as a stock split or an extraordinary corporate transaction, such as any merger, consolidation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee") may make such substitution or adjustments to reflect such change or transaction in (i) the number, kind and option price of equity subject to the Option; and/or (ii) such other equitable adjustment as it may determine to be appropriate in its sole discretion; provided, however, that the number of units or shares subject to the Option shall always be a whole number and; provided, further, that if any such substitution or adjustment to reflect such change or transaction is made with respect to the options outstanding pursuant to the Company's Nonqualified Class A LLC Unit/Stock Option Plan or the Company's


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1999 Stock Incentive Plan, the same substitution or adjustment shall be made with respect to the Option.

              9.     Conditions to Option Grant; Option Transfer Restrictions.
(a) Nontransferability of Option. The Option shall not be transferable by the Executive other than (i) by will or by the laws of descent and distribution or
(ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Executive's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Agreement, unless otherwise determined by the Committee, "immediate family" shall mean the Executive's children, spouse and grandchildren (the persons referred to in the above clauses (i) and (ii), the "Permitted Transferees"). The Option shall be exercisable, subject to the terms of this Agreement, only by the Executive, the guardian or legal representative of the Executive, or any person to whom the Option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "Executive" include such guardian, legal representative and other transferee.

              10. Restrictions on LLC Units and Common Stock; Conditions to Exercise. (a) Notwithstanding any other provision of this Agreement made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Class A LLC Units or shares of Common Stock under this Agreement prior to fulfillment of all of the following conditions:

              (i) any registration or other qualification of such Class A LLC Units or shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

              (ii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

              (b) Securities Law Restrictions. As a condition to exercise of the Option granted hereby at any time prior to the date on which an IPO occurs, the Executive (i) will be required to make representations, warranties and agreements with respect to the Class A LLC Units obtained through such exercise substantially similar to the representations, warranties and agreements as set forth in Exhibit A hereto, as the Committee may reasonably determine based on the advice of counsel; (ii) understands and agrees that she will not offer, resell, transfer or otherwise dispose of the Class A LLC Units obtained through such exercise other than as provided in this Agreement and pursuant to an available exemption from registration under Securities Act or pursuant to an effective registration statement, if any; and (iii) shall agree to be subject to any other restrictions as the Committee may reasonably deem necessary based on the advice of counsel to comply with all applicable law. The Executive further understands and agrees that the Company is under no obligation to file any


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


registration statement with the Securities and Exchange Commission in order to permit transfers of the Class A LLC Units.

              (c) Nontransferability of Class A LLC Units and Common Stock. Unless otherwise permitted by the Board or by will or by the laws of descent and distribution, Class A LLC Units or Common Stock issued under this Agreement shall not be transferable by the Executive until the earlier of (i) 180 days from the date of exercise, and (ii) the effective date of an IPO (subject to any holding period required by the underwriters).

              (d) Legend: The certificates for Class A LLC Units purchased under this Agreement upon Option exercise prior to an IPO shall bear the following restrictive legend (and other appropriate language regarding limitations on transfer):

        "The Class A LLC Units represented by this certificate have not been registered by the Company under the Securities Act of 1933 or state securities laws. They are subject to an Option Agreement with the Company and they may not be sold or otherwise transferred except as therein provided and any sale or other transfer in violation thereof shall be void and of no effect. A copy of such Agreement is on file at the Company's principal office."

              (e) Form S-8. Within a reasonable time following an IPO, the Company shall register the issuance of the Common Stock underlying the Option on Form S-8 (or any successor form) and will use its reasonable efforts to cause such registration statement to remain effective until the full exercise or expiration of the Option, and to the extent necessary will promptly prepare and deliver any prospectus in connection with the resale of the Common Stock underlying the Option.

              11. Voting Rights Prior to IPO. Prior to an IPO, Class A LLC Units purchased by the Executive under this Option shall be subject to a proxy pursuant to which Martha Stewart, or in the event of her death or disability, her legally designated representative who becomes the majority Class A LLC unitholder, shall exercise all voting rights over such Common Stock with respect to all matters submitted for the vote or consent of holders of shares of Common Stock. Until the effective date of an IPO, such proxy shall be irrevocable and coupled with an interest for purposes of Delaware law. The Executive agrees, as a condition to the receipt of this Option, to execute any additional documents that may be required to effect such proxy, as determined by the Board.

              12. Company's Call Right Prior to IPO. (a) Call Option Exercise. The Company shall have the right to acquire, and the Executive shall have the obligation to sell, Class A LLC Units acquired by the Executive upon exercise of the Option, pursuant to the terms of this Section 12 (the "Call Option"). Upon receipt of written notification from the Company of its decision to exercise the Call Option with respect to such Class A LLC Units, the Executive agrees to sell all shares of Class A LLC Units at the lower of their Fair Market Value and Book Value on the "Call Date." The "Call Date" shall be the date on which the Company delivers written notice to the Executive of its decision to exercise the Call Option.

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



              (b) Delivery of Certificates and Payment Following a Call. The Executive or her legal representative shall deliver the share certificates for any Class A LLC Units covered by the Call Option to the Company at its principal office, duly assigned to the Company with signature guaranteed, no later than thirty days following the delivery to the Executive of written notice by the Company of its intention to exercise the Call Option. In exchange therefore, the Company shall pay the Executive the lower of the Fair Market Value and the Book Value of the Class A LLC Units subject to the Call Option. Payment for such shares of Class A LLC Units shall be made either, at the discretion of the Board, in (1) cash or (2) in the event restrictions pursuant to indebtedness of the Company (whether owed to financial institution or other parties) prevent such payment, by delivery of a promissory note. Such promissory note shall be payable as soon as practicable following the date on which such restrictions are no longer applicable, as determined by the Board, and shall bear interest at a rate of 5% per annum, compounded annually. The Company shall pay all transfer taxes, if any, due in connection with the sale of Class A LLC Units in connection with a Call Option.

              (c) Duration of Call Option. The Call Option shall remain in effect until the earlier of: (a) the consummation of an IPO and (b) a Change in Control of the Company..

              13. Amendment and Waiver. This Agreement may be amended or modified by a written agreement executed by the parties hereto. The waiver of or failure to enforce or delay in enforcing any breach of or default under this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof and shall not impair any right, power or remedy under this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

              14. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, including, without limitation, the Employment Letter.

              15. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors, assigns and transferees, provided that the Executive may not assign to any person any of his rights hereunder other than in connection with a transfer to such person of the Option granted hereby in accordance with the provisions hereof.

              16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the

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

Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company. In the event that such a facsimile signature is used, such duly authorized officer shall execute, in original, a certificate attesting to the entry into this Agreement or all similar Agreements or any amendment hereto or thereto, which certificate shall list the names of all of the parties to such Agreements or amendments and shall be filed with the permanent records of the Company.

              17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

              18. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to the Option, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If the Executive elects, such withholding obligations may be settled with Class A LLC Units or Common Stock, including Class A LLC Units or shares of Common Stock that are part of the Option that gives rise to the withholding requirement; provided, that such withholding of Class A LLC Units or shares of Common Stock shall not exceed the minimum amount necessary to satisfy the legal requirements for such withholding. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with the Class A LLC Units or Common Stock.

              19.    Certain Definitions.

              "Agreement" has the meaning set forth in the preamble hereof.

              "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company and designated by the Committee from time to time as such.

              "Board" has the meaning set forth in Section 8.

              "Book Value" of a Class A LLC Unit means the amount determined by the Board, in its sole discretion, on a semiannual basis based on generally accepted accounting principles as consistently applied. In the event a transaction that requires a determination of Book Value falls between the semiannual valuation dates, the determination of Book Value made on the semiannual valuation date immediately preceding such a transaction shall be used. The Board's determination of Book Value, including without limitation the method to be applied, shall be binding on both the Company and the Executive.


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              "Call Date" has the meaning set forth in Section 12(a).

              "Call Option" has the meaning set forth in Section 12(a).

              "Cause" has the meaning set forth in the Employment Letter.

              "Change in Control" means the happening of any of the following events:

                     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
        Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding total LLC Units or shares of common stock of the Company (the "Outstanding Company Equity") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power") and (B) more than both the Outstanding Company Common Stock and the Outstanding Company Voting Power owned or controlled directly or indirectly by Martha Stewart; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 13(c); or

                     (ii) individuals who, as of the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's equityholders, was approved by Martha Stewart and her controlled affiliates at a time when such entities controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Equity and Outstanding Company Voting Power immediately prior to such Business Combination


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




        beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries),
        (2) in the event that Martha Stewart and her controlled affiliates do not own or control at least 50% of the Outstanding Company Equity upon the commencement of the Business Combination, no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such person had such ownership of the Outstanding Company Equity or Outstanding Company Voting Power immediately prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, that, the conversion of the Company whether by merger, share exchange or otherwise, into a corporation in anticipation of an IPO shall not be deemed a Change in Control; or

                     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

               "Code" has the meaning set forth in Section 3.

               "Committee" has the meaning set forth in Section 8.

               "Common Stock" has the meaning set forth in Section 7(b)(i).

               "Class A LLC Unit" means a Class A LLC Unit of the Company.

               "Company" means Martha Stewart Living Omnimedia LLC, or any successor entity.

               "Disability" means the permanent and total inability of the Executive by reason of mental or physical infirmity, or both, to perform the work customarily assigned to her, if a medical doctor selected or approved by the Board, and knowledgeable in the field of such infirmity, advises the Committee either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the Executive's lifetime.

               "Employment Letter" means the Employment Letter between the Company and the Executive, dated September 3, 1999.




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



               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Executive" has the meaning set forth in the preamble hereof.

               "Fair Market Value" of a Class A LLC Unit means the amount determined by the Board, in its sole discretion, on a semiannual basis, to the extent necessary, based on consultation with investment bankers or other financial advisors. In the event a transaction prior to an IPO that requires a determination of Fair Market Value falls between the semiannual valuation dates, the determination of Fair Market Value made on the semiannual valuation date immediately preceding such a transaction shall be used. The Board's determination of Fair Market Value, including without limitation the method to be applied, shall be binding on both the Company and the Executive.

               "Initial Public Offering" or "IPO" means the completion of the initial public sale of shares of the common stock of the Company pursuant to an effective registration statement under the Securities Act, following which shares of Common Stock with a market value of at least $50 million are publicly held and freely transferable.

               "Option" has the meaning set forth in Section 1.

               "Permitted Transferees" has the meaning set forth in Section 9.

               "Retirement" means retirement from the employ of the Company or its Subsidiaries or Affiliates at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Start Date" has the meaning set forth in the Employment Letter.

               "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

               "Termination of Employment" means the termination of the Executive's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For purposes of this Agreement, the Executive's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries or Affiliates.


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


               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Executive has hereunto signed this Agreement on her own behalf, thereby representing that she has carefully read and understands this Agreement as of the day and year first written above.

                          MARTHA STEWART LIVING OMNIMEDIA LLC

                          By:           /s/ Martha Stewart
                             -----------------------------------------------
                                Name:   Martha Stewart
                                Title:  Chairman and Chief Executive Officer



                          EXECUTIVE

                                /s/ Helen Murphy
                          ----------------------------------------------------
                                Helen Murphy


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



                                   EXHIBIT A

               The Executive has made the following representations, warranties and agreements with respect to the Class A LLC Units (for the purpose of this Exhibit A only, the term "Affiliate" shall mean affiliate as such term is defined in Rule 12b-2 under the Exchange Act):

               1. No Registration. The Executive understands and acknowledges that the Class A LLC Units have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1934, as amended (the "Securities Act") and any applicable securities laws of such other jurisdictions.

              2.     Nature of Executive.

              (a)    the Executive either

              (i) is an "accredited investor," as defined in Regulation D under the Securities Act; or

              (ii) has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of an investment in the Class A LLC Units on the basis of her investment, business or professional experience and/or education; and

              (iii) has discussed with her "purchaser representative" (as defined in Regulation D under the Securities Act) whether such investment is appropriate in light of her financial circumstances, has received the advice of such purchaser representative with respect to the merits and risks of such investment, and together with such purchaser representative, and with the benefit of such purchaser representative's advice, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment;

              (b) the Executive is able to bear the economic risk of an investment in the Class A LLC Units for an indefinite period of time, including the risk of a complete loss of her investment.

              3. Purchase for Investment. The Executive is acquiring the for her own account for investment purposes and not with a view to, or for offer or sale on behalf of or herself or for the Company in connection with, the distribution or resale thereof.

              4. Receipt of, Access to and Reliance on Information. (a) The Executive acknowledges that (i) she has received a copy of the preliminary Prospectus of Martha Stewart Living Omnimedia, Inc. included in the registration statement on Form S-1 filed with the Securities and Exchange Commission on July 29, 1999 (the "Prospectus"); (ii) the


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




Company has given her, at a reasonable time prior to the date of purchase or grant, an opportunity to ask questions and receive answers concerning the terms and conditions of the Option; (iii) the Company has given her at a reasonable time prior to the date of purchase or grant, an opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by her to verify the accuracy of the information provided, and she has received all such additional information requested; and (iv) she has not relied on any of the Company or any of its respective Affiliates, officers, employees or representatives in connection with her investigation of the accuracy of the information provided or her investment decision.

              (b) The Executive acknowledges that no person has been authorized to give any information or to make any representation concerning the Class A LLC Units, written or oral, that does not conform to the information included in the Prospectus and if given or made, such other information or representation should not be relied on as having been authorized by any of the Company or any of its respective Affiliates, officers, employees or representatives.

              5. No Misrepresentation; Notification of Any Change. The Executive understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it upon its acquisition of Class A LLC Units are no longer accurate at any time, she shall promptly notify the Company.


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